Exhibit 99.1

United Pan-Europe Communications NV (ticker: UPCOY, exchange: Nasdaq) News Release - Tuesday, 18 July 2000

UPC's chello broadband To Merge With Excite@Home's International Operations To Create The World's Leading International Broadband Company

o New company 'Excite chello' to deliver leading-edge broadband access and content to consumers and businesses around the world

o Excite chello to have largest broadband footprint and subscriber base outside North America

o Excite chello to be the leading service provider with an established global set-top box strategy and distribution platform

o    Liberty Media to make strategic investment of 200 million Euros

o Excite chello IPO anticipated later this year/early 2001



AMSTERDAM / LONDON / REDWOOD CITY / DENVER - July 18, 2000 - International cable operator UPC (NASDAQ: UPCOY; Amsterdam Stock Exchange: UPC) and its parent UnitedGlobalCom (NASDAQ: UCOMA), and Excite@Home (NASDAQ: ATHM), the leading US broadband company, today announced the formation of the largest broadband company outside of North America, Excite chello, through the merger of UPC's chello broadband subsidiary with Excite@Home's extensive international operations.



The merger creates a company of unprecedented scale and synergy through its unique combination of assets. Excite chello will combine Excite@Home's international portal, media and high-speed data ventures with chello's high-speed Internet operations and its exclusive access to the broadband networks of UPC and UnitedGlobalCom (collectively the "United Group") in Europe, Asia and Latin America, which represent the largest cable footprint outside North America. The Excite brand will be the consumer media experience for all Excite chello portal services and the chello brand will be the new company's broadband access service. The two companies will also marry their advanced television device and platform strategies, combining Excite@Home's set-top platform technologies and expertise with chello's exclusive rights to roll out television set-top box services to the current UPC footprint, making Excite chello the leading service provider with an established global set-top box strategy and distribution platform.

At formation, Excite chello will have:

o    operations in 15 countries on 4 continents

o the exclusive rights to deliver broadband internet services to over 30 million cable homes

o the exclusive rights to deliver set-top box services to over 10.5 million cable homes

o    over 300,000 broadband subscribers

o    8 million unique portal users per month

o    close to 500 million page views per month

o    almost 1,000 employees globally (including joint venture employees)

o    a global IP backbone network

o portfolio of brands: Excite, chello, Blue Mountain, Excite WebShots and Excite WorldPrints

Underscoring the strategic importance of this transaction, Liberty Media has agreed to invest 200 million Euros in Excite chello in the form of a note convertible into Excite chello shares. In addition, Excite@Home and UnitedGlobalCom have also committed to invest 100 million Euros each in Excite chello. The new company will be equally owned and jointly controlled by Excite@Home and the United Group.

As a result of this transaction, chello broadband's IPO, announced on 20 March 2000, has been cancelled. The merger is expected to close by year end, pending regulatory approval, consent of certain international partners and close of financing. Excite chello anticipates an initial public offering of shares to the public later this year or early in 2001, business and market conditions permitting.

"This deal creates global scale in the Internet's most dynamic growth area - broadband. We have watched chello broadband's growth and success in Europe and believe that the combination of assets in our new venture cannot easily be replicated," said George Bell, Chairman and CEO of Excite@Home. "The two companies are the early leaders in the North American, European and Asia Pacific broadband markets and we know how to win. Excite chello presents a rare opportunity to take everything that we have learned and built over the past six years and use that expertise to accelerate the global broadband market and create an instant leader in the field. The marriage of our set-top box technology with chello's exclusive set-top box footprint is a powerful combination and we expect this to be one of the most promising areas of development in the global Internet marketplace."

Mark Schneider, Chairman and CEO of UPC, said, "Excite@Home has demonstrated its leading media and broadband credentials throughout its markets, and when coupled with chello's proven technological and marketing expertise, should enhance Excite chello's ability to deliver an even more compelling proposition to subscribers. Furthermore, this merger gives us a way to reach narrowband Internet customers worldwide through the Excite portal. The momentum this transaction generates will maximize our growth opportunities as we continue to enter new countries."

Strategy and Operations

With principal offices in Amsterdam and London, and technology research and development operations in Amsterdam and California, Excite chello expects to leverage its significant scale and scope, as well as the expertise of its parent shareholders, to:

o pursue a strategy of accelerating broadband services for consumer and commercial use worldwide

o    develop new and compelling broadband access and media content services

o distribute services globally across cable modem, DSL, wireless, satellite and other delivery platforms

o offer services that are designed for use on PCs, TVs, mobile phones and many other end-user devices

The broadband access service of the new company will be branded chello and will feature a localized, broadband version of an Excite branded portal as its media offering. The Excite portal is already available in 10 local language versions on the Web: UK, Germany, France, Spain, Italy, Sweden, the Netherlands, Australia, China and Japan. These broadband services will benefit from the significant established subscriber bases of chello and Excite@Home
International:

o chello's existing broadband service, designated the Best European Consumer ISP in 1999, is available in Austria, Belgium, France, the Netherlands, Norway, Sweden, Australia, New Zealand and Chile

o Excite@Home's broadband service has subscribers in Australia, the Netherlands and Japan

John Malone, Chairman of Liberty Media, commented, "We are delighted to have the opportunity to invest in a company that we believe will be the international leader in the burgeoning broadband market. This strategic investment complements our existing broadband and media portfolio, and further strengthens our already close relationship with the United Group."

Seasoned Management
The Co-Chairmen of the Supervisory Board of Directors of Excite chello will be George Bell, Chairman and CEO of Excite@Home, and Mark Schneider, Chairman and CEO of UPC. The balance of the Supervisory Board will be made up of three additional appointees from each of Excite@Home and the United Group including Joe Kraus, co-founder of Excite, Inc. and John Riordan, President of UPC, as well as three independent members that will be mutually agreed on by the Board, one of which will be John Malone, Chairman of Liberty Media.

Roger Lynch, currently President and CEO of chello broadband, will serve as President & CEO of Excite chello.

"chello and Excite@Home are the world's leaders in broadband innovation. The combination of chello's extensive international broadband operations with Excite@Home's very strong international media and broadband presence establishes Excite chello as the distribution and content partner of choice outside of North America," said Roger Lynch, President and CEO of Excite chello.

John O'Farrell, Executive Vice-President, International, of Excite@Home will serve as the initial Chairman of the Operating Committee of the Supervisory Board, a role which will rotate annually between representatives of Excite@Home and UPC. His role will help guide the global integration and growth planning of the new company.

"This new venture establishes the strategic value of Excite@Home's and chello broadband's international assets, and creates a high-momentum growth vehicle for both our subscriber and media services worldwide," said John O'Farrell, Executive Vice-President, International, Excite@Home.

NOTE TO EDITORS: Summary - Assets of Excite chello:

o    Presence in 15 countries on four continents

o    First mover advantage in the broadband market outside of North America

o Exclusive rights to a footprint of over 30 million cable homes passed in Europe, Asia and Latin America

o Exclusive rights to roll out television set-top box services to over 10.5 million cable homes of UPC's current footprint

o The Excite@Home broadband and chello broadband services, which have been deployed in 10 countries

o    Over 300,000 broadband subscribers

o The Excite international media business, which includes 10 local versions of the Excite portal - UK, Germany, France, Spain, Italy, Sweden, the Netherlands, Australia, China and Japan

o Approximately 8 million unique users per month (Excite international portal properties, Media Metrix, May 2000)

o Close to 500 million page views per month (Excite international portal properties, Media Metrix, May 2000)

o    8 International Blue Mountain sites

o Portfolio of brands; Excite, chello, Blue Mountain, Excite WebShots and Excite WorldPrints

o Leverages the strengths of North America and Europe's largest experts in broadband

o    Almost 1,000 employees worldwide

o    A global broadband IP backbone network

ABOUT EXCITE@HOME
Excite@Home (Nasdaq: ATHM) is the leading broadband online service provider, offering residential and commercial broadband services, with a global footprint of 105(1) million homes under long-term cable and DSL contract. Excite@Home offers consumers broadband services over cable-modem, DSL and other 'last-mile' connections and businesses high-speed commercial services. Excite@Home has over 30(1) million cable franchise homes under contract outside of North America and localized versions of the Excite service in 10 leading international markets.

@Home received the 'Best On-line Journalism for Innovation' at the Net Media European Awards on July 11, 2000.

(1) Effective upon the closing of Excite chello.

Excite@Home, @Home, Excite and the "@" stylized logo are trademarks of At Home Corporation and may be registered in certain jurisdictions

ABOUT CHELLO
chello broadband nv is one of the world's leading broadband Internet companies, commercially active in nine countries on three continents. chello broadband is a subsidiary of United Pan-Europe Communications (UPC). It provides a service to cable operators and other broadband networks and is committed to delivering next-generation, "Always On" internet services and broadband content to consumer and business subscribers. In Europe, New Zealand and Chile the broadband distribution is via cable; in Australia it is via MMDS (wireless) and satellite.

chello was awarded 'Best European Consumer ISP' at the ISP Forum 99 and the 'Ground Breaker Award for Marketing' at the Multichannel News International Third Annual Summit 2000. chello was also selected as one of Europe's top 50 high tech companies by TIME magazine in June 2000.

ABOUT UPC
Headquartered in Amsterdam, UPC (AEX: "UPC"; Nasdaq: "UPCOY") is one of the most innovative broadband communications companies in Europe and owns and operates the largest pan-European group of broadband communication networks. UPC provides cable television, telephony, high-speed Internet access and programming services in eighteen countries across Europe and in Israel. As of March 31, 2000, on an aggregate basis (pro-forma for announced acquisitions), UPC's footprint reached
15.8 million franchised homes and 12.9 million homes passed with approximately
8.4 million basic cable subscribers. In addition, UPC systems had 271,400 residential telephony lines and 22,500 business telephony lines. UPC is a consolidated subsidiary of Denver based UnitedGlobalCom Inc. and Microsoft has an interest of approximately 8.0% in UPC.

ABOUT UnitedGlobalCom
UnitedGlobalCom (Nasdaq: "UCOMA") is the largest broadband communications provider of video, voice and data services outside the U.S. With operations in 26 countries, UnitedGlobalCom's networks reach nearly 26 million homes and businesses and serve more than 12.8 million video customers and 2 million telephony access lines, including announced transactions. UnitedGlobalCom's significant operating subsidiaries include United Pan-Europe Communications N.V.
(UPC) (61% owned (2)), the largest pan-European broadband communications company; Austar United Communications (72% owned) the fastest growing satellite, cable television and telecommunications provider in Australia and New Zealand; and VTR GlobalCom (100% owned), the largest cable television and competitive telephony provider in Chile.

(2) Pro forma for Liberty transaction.

Press contacts

Excite@Home
Karen Snow                                    chello broadband Ross Sampson
+1 (650) 556-3940                             +31 20 778 8288
ksnow@excitehome.net                          ross@chello.com

Melissa Walia                                 Lori Tusa
+1 (650) 556-2213                             +31 20 778 8377
melissa@excitehome.net                        ltusa@chello.com

                                              Roger Nelson
Rebecca Oatley                                Nelson Bostock Communications Ltd
Gnash Communications                          +44 20 7229 4400
+44 (0) 20 7243 4443 Rebecca@gnash.co.uk      roger@nelsonbostock.com

                                              Alastair Hetherington
Elsa Weill                                    Financial Dynamics
Gnash Communications                          +44 207 269 7227
+44 (0) 20 7243 4443 elsa@gnash.co.uk         ross@chello.com

Henrietta Hirst                               Jim Carlson
UPC                                           UnitedGlobalCom
+44 207 518 7980                              +1 303 220 6662
henrietta@upclondon.com                       jcarlson2@uswest.net

This press release contains forward-looking information within the meaning of
Section 27A of the Securities Exchange Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and is subject to the safe harbors created by those sections. These forward-looking statements include statements relating to the implementation of international broadband Internet access services and portals, future revenues and the commercial acceptance and use of such services. Actual results may differ materially due to a number of factors, including the growth of the international broadband market, upgrade of international cable and network facilities; Excite chello's ability to achieve subscriber growth goals; agreements with and dependence on the actions of our cable partners; ability to generate revenue from Internet agreements; and ability to continue to attract traffic to our international Web sites. The matters discussed in this press release also involve risks and uncertainties described in Excite@Home, UPC and UnitedGlobalCom's filings with the SEC. Excite@Home assumes no obligation to update the forward-looking information contained in this press release.